SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AGNC Investment Corp.

(Name of Registrant as Specified in its Charter)

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2 Bethesda Metro Center, 12th Floor

Bethesda, Maryland 20814

AGNC INVESTMENT CORP.

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2016

DATE AND TIME:	December 9, 2016, at 9 a.m., Eastern Time

PLACE:	Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814

ITEMS OF BUSINESS:	1)	To consider and vote upon the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “2016 Equity Plan”).

	2)	To transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment of the Special Meeting if you were a common stockholder of record at the close of business on October 24, 2016.

VOTING:	Your vote is important and we urge you to vote. You may vote in person at the Special Meeting, or authorize a proxy to vote by telephone, through the internet or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). See Question 6 of “Questions and Answers About the Special Meeting and Voting” in the accompanying proxy statement for additional information regarding voting.

MEETING ADMISSION:	If you wish to attend the Special Meeting in person, we request that you register in advance with our Investor Relations department by following the instructions set forth in response to Question 14 of “Questions and Answers About the Special Meeting and Voting” in the accompanying proxy statement.

DATE OF DISTRIBUTION:	This notice, the proxy statement and the accompanying proxy card are first being sent to our common stockholders on or about November 4, 2016.

BY ORDER OF THE BOARD OF

DIRECTORS,

Kenneth L. Pollack

Senior Vice President, General Counsel,

Chief Compliance Officer and Secretary

November 4, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2016
This proxy statement is available free of charge on the internet at www.AGNC.com/2016specialmeeting.

PROXY STATEMENT

This proxy statement contains information about the Special Meeting of Stockholders (the “Special Meeting”) of AGNC Investment Corp., a Delaware corporation (“AGNC,” the “Company,” “we” and “us”).

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE SPECIAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors is furnishing this proxy statement to you to solicit proxies on its behalf to be voted at the Special Meeting on December 9, 2016, at 9 a.m., Eastern Time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda Maryland 20814. The proxies also may be voted at any postponement or adjournment of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are timely delivered pursuant to this solicitation will be voted at the Special Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT ITEMS WILL BE CONSIDERED AND VOTED ON AT THE SPECIAL MEETING?

The proposal scheduled to be considered and voted on at the Special Meeting is approval of the AGNC 2016 Equity and Incentive Compensation Plan (the “2016 Equity Plan”).

The Board of Directors, upon the recommendation of the Compensation and Corporate Governance Committee (the “Compensation Committee”), unanimously approved the 2016 Equity Plan, subject to approval by our stockholders at the Special Meeting. The plan authorizes 10,000,000 shares available for grant.

The Board of Directors does not intend to bring other matters before the Special Meeting except items incidental to the conduct of the Special Meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

3.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter Federico and Kenneth Pollack have been designated as proxies by the Board of Directors for the Special Meeting.

4.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Special Meeting was October 24, 2016 (the “record date”). The record date is established by the Board of Directors and only common stockholders of record at the close of business on the record date are entitled to:

a.	receive notice of the meeting; and

b.	vote at the meeting and any postponement or adjournment of the meeting.

Each common stockholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 331,046,077 shares of common stock outstanding.

5.	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are a common stockholder of record.

If your shares of common stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 below describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of common stock without instructions from you. For shares held through a

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

benefit or compensation plan or a broker, bank or other nominee, you may vote by submitting voting instructions to your plan trustee, broker, bank or nominee. If you attend the Special Meeting, you may withdraw your proxy and vote in person.

It is important that you vote your shares of common stock if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 10 below.

6.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet—Common stockholders can vote their shares via telephone or the internet as instructed in the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow common stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—A common stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Special Meeting. For common stockholders who hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank or other nominee for your shares to be voted.

In Person—Shares of common stock held in your name as the stockholder of record may be voted by you in person at the Special Meeting. Shares of common stock held beneficially in street name may be voted by you in person at the Special Meeting only if you obtain a “legal” proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.

7.	WHO COUNTS THE VOTES?

Our transfer agent Computershare Investor Services (“Computershare”) will receive and tabulate the proxies and certify the results.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specification is made, such shares will be voted “FOR” approval of the 2016 Equity Plan.

9.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare. Computershare’s address is P.O. Box 30170 College Station, TX 77842-3170; you can reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada).

10.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record—If you are a stockholder of record (see Question 5 above), your shares of common stock will not be voted if you do not provide your proxy unless you vote in person at the Special Meeting. It is important that you vote your shares.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Street Name Holders—If your shares of common stock are held in street name (see Question 5 above) and you do not provide your signed and dated voting instruction form to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under applicable rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.

The proposal to approve the 2016 Equity Plan is not considered “routine” under applicable rules, so your broker, bank or other nominee cannot vote your shares on these proposals unless you provide to the broker, bank or other nominee voting instructions for these matters. If you do not provide voting instructions on a non-routine matter, your shares of common stock will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

11.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote at the Special Meeting.

12.	HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. In the event that you attend the Special Meeting, you may revoke your proxy and cast your vote personally at the meeting.

13.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

14.	HOW DO I OBTAIN ADMISSION TO THE SPECIAL MEETING?

If you wish to attend the Special Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@AGNC.com or by telephone at (301) 968-9300. Attendance at the Special Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement.

15.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

In order for us to conduct the Special Meeting, holders representing a majority of our outstanding shares of common stock entitled to vote as of the close of business on October 24, 2016 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the Special Meeting if you attend the meeting and vote in person or if you properly return a proxy by internet, telephone or mail.

Abstentions will be considered present for the purpose of determining whether a quorum is present.

AGNC INVESTMENT CORP. – Proxy Statement    3

OUR INTERNALIZATION

AGNC Investment Corp. (formerly named American Capital Agency Corp.) is a mortgage real estate investment trust (“REIT”) that invests in agency residential mortgage-backed securities, non-agency mortgage investments and other mortgage-related investments. Following our initial public offering on May 20, 2008 until June 30, 2016, we were externally managed by AGNC Management, LLC (formerly named American Capital AGNC Management, LLC) (our “Manager”). During this period, our Manager was a subsidiary of American Capital Asset Management, LLC (“ACAM”), a wholly owned portfolio company of American Capital, Ltd. (“ACAS”).

On July 1, 2016, we completed the acquisition of all of the outstanding membership interests of AGNC Mortgage Management, LLC (“AMM”), formerly known as American Capital Mortgage Management, LLC and the parent company of our Manager, from ACAM. AMM is also the parent company of MTGE Management, LLC, the external manager of MTGE Investment Corp. (NASDAQ: MTGE). Following the closing of the acquisition of AMM (the “Internalization”), we became internally managed and are no longer affiliated with ACAS.

On September 30, 2016 we changed the name of our company from American Capital Agency Corp. to AGNC Investment Corp. in light of our disaffiliation from ACAS. At the same time, we also revised the names of certain of our subsidiaries and affiliates, including our Manager, to remove references to American Capital.

Prior to the Internalization, we did not pay any compensation nor did we make any grants of plan-based awards to our executive officers. We also did not have employment agreements with any of our executive officers prior to July 1, 2016. While we were externally managed, our Manager was a party to employment contracts or employment offer letters with our executive officers, and as a result of the Internalization, we inherited those arrangements. These arrangements were amended on July 1, 2016 to account for changes necessitated by the Internalization. Specifically, the amendments clarified lines of reporting and the role of the Company’s Board of Directors and Compensation Committee in employment-related decisions and provided for cash settlement of long-term equity incentives in the event such a plan was not approved by our stockholders. The three employment contracts were subsequently amended and restated on November 1, 2016 to more closely align with our philosophies on compensation. Because our external Manager was responsible for all compensation of our executive officers, we have not historically had a long-term incentive plan in place for our executive officers and employees.

At this meeting, we are asking for your consideration and approval of the 2016 Equity Plan. Long-term incentive compensation in the form of our Common Stock or Common Stock-linked awards forms a significant part of our goal to align the interests of our executive officers and workforce with the interests of our stockholders. Unless the 2016 Equity Plan is approved by our stockholders, we will not be able to provide long-term incentive compensation in the form of Common Stock to our executive officers and employees. Our Board of Directors has, upon the recommendation of the Compensation Committee, unanimously approved the 2016 Equity Plan, which would allow the Company to provide long-term equity incentive compensation to our directors, executive officers and employees, and recommends that stockholders approve the 2016 Equity Plan. See Proposal 1 for additional information regarding the 2016 Equity Plan.

Certain portions of this proxy statement provide information based on our 2015 fiscal year and reflect compensation arrangements and operations that were in place when we were externally managed by an affiliate of American Capital, Ltd. We have supplemented these disclosures with additional information regarding operations following the Internalization to assist in your consideration and evaluation of the proposed matters.

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

General Information

We are asking stockholders to approve the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “2016 Equity Plan”). We believe the 2016 Equity Plan affords the Compensation and Corporate Governance Committee (the “Compensation Committee”) with the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to attract, retain and incentivize non-employee directors, officers and other employees of the Company.

On October 18, 2016, upon recommendation by the Compensation Committee, the Board of Directors unanimously approved and adopted, subject to the approval of the Company’s stockholders at the Special Meeting, the 2016 Equity Plan. If the 2016 Equity Plan is approved by stockholders, it will be effective on October 18, 2016, the date on which the 2016 Equity Plan was adopted by the Board of Directors (subject to stockholder approval). At that time, the existing American Capital Agency Corp. Amended and Restated Equity Incentive Plan for Independent Directors (the “Director Plan”), which provides for equity incentive compensation to our independent directors only, will be terminated and succeeded in its entirety by the 2016 Equity Plan. Outstanding awards under the Director Plan, however, will continue in effect in accordance with their terms. If the 2016 Equity Plan is not approved by our stockholders, the Director Plan will remain in effect, no awards will be made under the 2016 Equity Plan, and we will be limited in our ability to grant certain performance-based awards to officers and other key employees of the Company.

Our principal reason for seeking approval of the 2016 Equity Plan is to obtain stockholder approval of the issuance of shares of our common stock, par value $0.01 per share (“Common Stock”), available for awards under the 2016 Equity Plan, as required by the rules of the NASDAQ Stock Market. Stockholder approval of the 2016 Equity Plan is also intended to constitute approval of the material terms for “qualified performance-based compensation” under the 2016 Equity Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally disallows a deduction for certain compensation paid to our Chief Executive Officer and certain other executive officers in a taxable year to the extent that compensation to a covered employee exceeds $1 million for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the Code, are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. The deduction limit does not apply to compensation paid under a stockholder approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the Code. While we believe it is in the best interests of the Company and our stockholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code under the 2016 Equity Plan, we may decide to grant compensation to covered employees that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, including time vested or non-qualified performance based awards. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under the 2016 Equity Plan, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

The actual text of the 2016 Equity Plan is attached as Appendix 1 to this proxy statement. The below description of the 2016 Equity Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix 1.

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Why We Recommend That You Vote for Proposal 1

The 2016 Equity Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, shares of Common Stock, plus cash incentive awards, for the purpose of providing our nonemployee directors, officers and other employees, and those of our subsidiaries, incentives and rewards for service or performance. Some of the key features of the 2016 Equity Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2016 Equity Plan will be critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.

The use of our Common Stock as part of our compensation program is also important to our continued success because equity-based awards are expected to be an essential component of our compensation program for employees, as they can link compensation with long-term stockholder value creation and reward participants based on the Company’s performance. Our equity compensation program is also expected to help us attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance.

If the 2016 Equity Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

Highlights of the 2016 Equity Plan

•	The 2016 Equity Plan places specific limits on the number of shares subject to certain awards that can be granted under the 2016 Equity Plan to certain individuals during a fiscal year.
•	The 2016 Equity Plan prohibits granting discounted stock options and SARs.
•	The 2016 Equity Plan prohibits repricing or buying out underwater stock options or SARs for other awards or cash without stockholder approval.
•	The 2016 Equity Plan has no evergreen features.
•	All awards under the 2016 Equity Plan will generally be subject to “double-trigger” vesting upon a change of control.
•	The 2016 Equity Plan does not provide for any tax “gross-ups”.
•	The 2016 Equity Plan will generally be administered by our independent Compensation Committee.
•

The 2016 Equity Plan contains provisions that will enable the Compensation Committee to grant awards to certain covered employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, and therefore may be fully tax-deductible.

The following includes aggregated information regarding the overhang and dilution associated with the Director Plan, the Company’s only outstanding equity plan, and the potential stockholder dilution that would result if our proposed share request under the 2016 Equity Plan is approved. The information below is as of October 24, 2016. As of that date, there were 331,046,077 shares of our Common Stock outstanding.

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Under the Director Plan:

•	Outstanding unvested RSUs: 21,038 shares of Common Stock (0.0064% of our outstanding Common Stock).
•	Total shares of Common Stock available for future awards under the Director Plan: 168,835 shares of Common Stock (0.0510% of our outstanding Common Stock).
•

The total number of shares of Common Stock subject to outstanding awards (21,038 shares of Common Stock), plus the total number of shares of Common Stock available for future awards under the Director Plan (168,835 shares of Common Stock), represents a current overhang of 0.0574%.

Under the 2016 Equity Plan:

•	Proposed shares of Common Stock available for awards under the 2016 Equity Plan: 10,000,000 shares of Common Stock (3.0207% of our outstanding shares of Common Stock).

Total potential overhang under the 2016 Equity Plan:

•

The total shares of Common Stock subject to outstanding awards as of October 24, 2016 (21,038 shares of Common Stock), plus the proposed shares of Common Stock available for awards under the 2016 Equity Plan (10,000,000 shares of Common Stock) represent a total overhang of 10,021,038 shares of Common Stock (2.9381%) under the 2016 Equity Plan.

•

If the 2016 Equity Plan is approved by a majority of stockholders, the Director Plan would be terminated and no further grants would be made pursuant to the plan and any shares remaining available for future awards under the Director Plan would be canceled and not carried forward into the 2016 Equity Plan.

Based on the closing price on the NASDAQ Stock Market for our Common Stock on October 24, 2016 of $19.84 per share, the aggregate market value as of October 24, 2016 of the 10,000,000 shares of Common Stock requested under the 2016 Equity Plan was $198,400,000.

Burn rate is calculated as the number of shares underlying full value awards and stock options granted, expressed as a percent of the Company’s total number of outstanding shares. In fiscal years 2013, 2014 and 2015, we granted awards under the Director Plan covering 15,000, 16,770 and 28,880 shares, respectively. Based on our basic weighted average shares of Common Stock outstanding for those three fiscal years of 379.1 million, 353.3 million and 348.6 million, respectively, for the three fiscal year period of 2013-2015, our average burn rate, not taking into account forfeitures, was 0.0057% (our individual years’ burn rates were 0.0040% for fiscal year 2013, 0.0047% for fiscal year 2014 and 0.0083% for fiscal year 2015).

In determining the number of shares to request for approval under the 2016 Equity Plan, our management team worked with Frederic W. Cook & Co., Inc., (“FW Cook”), the Compensation Committee’s independent compensation consultant, and the Compensation Committee to evaluate a number of factors, including criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2016 Equity Plan.

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

If the 2016 Equity Plan is approved, we intend to utilize the shares authorized under the 2016 Equity Plan to incentivize individuals through annual equity grants. We currently anticipate that the shares requested in connection with the approval of the 2016 Equity Plan will last for at least five years, based on the approximate current share price, but could last for a shorter or longer period of time if our share price changes materially and based on actual performance. As noted in the Summary of Other Material Terms of the 2016 Equity Plan, our Compensation Committee would retain full discretion under the 2016 Equity Plan to determine the number and amount of awards to be granted under the 2016 Equity Plan, subject to the terms of the 2016 Equity Plan, and future benefits that may be received by participants under the 2016 Equity Plan are not determinable at this time.

In evaluating this Proposal 1, stockholders should consider all of the information in this Proposal 1.

Key Features of the 2016 Equity Plan

Reasonable 2016 Equity Plan Limits

Subject to adjustment as described in the 2016 Equity Plan, total awards under the 2016 Equity Plan are limited to 10,000,000 shares. These shares may be shares of original issuance or treasury shares or a combination of the two. The 2016 Equity Plan also provides that, subject to adjustment as described in the 2016 Equity Plan:

•	the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of incentive stock options will not exceed 10,000,000 shares of Common Stock;
•

no participant will be granted stock options and/or SARs, in the aggregate, for more than 1,000,000 shares of Common Stock during any calendar year (except that with respect to the participant’s first year of service with the Company, such amount is multiplied by two);

•

no participant will be granted Qualified Performance-Based Awards of restricted shares, RSUs, performance shares and/or other stock-based awards that are, in the aggregate, for more than 1,000,000 shares of Common Stock during any calendar year (except that with respect to the participant’s first year of service with the Company, such amount is multiplied by two);

•

no participant in any calendar year will receive Qualified Performance-Based Awards of cash incentive awards, performance units and/or other awards payable in cash that have an aggregate maximum value as of their respective grant dates in excess of $15,000,000 (except that with respect to the participant’s first year of service with the Company, such amount is multiplied by two); and

•

no non-employee director in any calendar year will be granted awards having an aggregate maximum value at the date of grant, taken together with any cash fees payable to such non-employee director for such calendar year, in excess of $750,000.

A “Qualified Performance-Based Award” is any cash incentive award or award of performance shares, performance units, restricted shares, RSUs, or Other Awards (as defined below), that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. Qualified Performance-Based Awards may only be granted to officers or other key employees of the Company or any of our subsidiaries.

Allowances for Conversion Awards and Assumed Plans

Shares of Common Stock issued or transferred under awards granted under the 2016 Equity Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted shares, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other 2016 Equity Plan limits described above. Additionally, shares available under certain plans

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2016 Equity Plan, under circumstances further described in the 2016 Equity Plan, but will not count against the aggregate share limit or other 2016 Equity Plan limits described above.

Limited Share Recycling Provisions

If any award granted under the 2016 Equity Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under the 2016 Equity Plan. The following shares of Common Stock issued in connection with SARs or options will not be added (or added back, as applicable) to the aggregate share limit under the 2016 Equity Plan: (1) shares withheld by us, tendered or otherwise used in payment of an option’s exercise price; (2) shares withheld by us, tendered or otherwise used to satisfy tax withholding obligations with respect to options or SARs; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares of Common Stock covered by SARs that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will count against the aggregate number of shares available under the 2016 Equity Plan. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under the 2016 Equity Plan.

Double-Trigger Change of Control

The 2016 Equity Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change of control of the Company.

No Repricing Without Stockholder Approval

The repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2016 Equity Plan), including the cancellation of underwater options and SARs in exchange for other awards or cash, is prohibited without stockholder approval under the 2016 Equity Plan.

Summary of Material Terms of the 2016 Equity Plan

Administration

The 2016 Equity Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board of Directors designated by the Board of Directors to administer the 2016 Equity Plan. References to the “Committee” in this Proposal 1 refer to the Compensation Committee or such other committee designated by the Board of Directors, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2016 Equity Plan to any subcommittee thereof. Any interpretation, construction and determination by the Committee of any provision of the 2016 Equity Plan, or of any agreement, notification or document evidencing the grant of awards under the 2016 Equity Plan, will be final and conclusive. To the maximum extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution and as permitted by law, subject to certain restrictions set forth in the 2016 Equity Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2016 Equity Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to officers, directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act or subject to Section 162(m) of the Code.

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Eligibility

Any person who is selected by the Committee to receive an award under the 2016 Equity Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days after the date of grant) is eligible to participate in the 2016 Equity Plan. In addition, certain persons who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an officer or other employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected to participate in the 2016 Equity Plan. As of October 24, 2016, there were approximately 53 employees and 3 non-employee directors of the Company expected to participate in the 2016 Equity Plan.

Share Counting

The aggregate number of shares of Common Stock available for grant under the 2016 Equity Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under the 2016 Equity Plan. Common stock withheld by us, tendered or otherwise used to satisfy (up to but not exceeding) the minimum tax withholding obligation with respect to restricted shares, RSUs, performance shares, performance units, other stock-based awards under the 2016 Equity Plan or dividend equivalents paid with respect to awards made under the 2016 Equity Plan will be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2016 Equity Plan. The following shares of Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the 2016 Equity Plan: (1) shares withheld by us, tendered or otherwise used in payment of an option’s exercise price; (2) shares withheld by us, tendered or otherwise used to satisfy tax withholding obligations with respect to options or SARs; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares of Common Stock covered by SARs that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will count against the aggregate number of shares available under the 2016 Equity Plan.

Types of Awards Under the 2016 Equity Plan

Pursuant to the 2016 Equity Plan, the Company may grant stock options (including “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted shares, RSUs, performance shares, performance units, cash incentive awards, certain other awards based on or related to our Common Stock and dividend equivalents paid with respect to awards under the 2016 Equity Plan. Awards may be time vested or performance vested. Performance vested awards may be Qualified Performance-Based Awards but are not required to be. See the discussion below regarding Section 162(m) of the Code. The Committee may set conditions under which vesting may be accelerated.

Each grant of an award under the 2016 Equity Plan will be evidenced by an award agreement, agreements, or an evidence of award (in any case, an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2016 Equity Plan. A brief description of the types of awards which may be granted under the 2016 Equity Plan is set forth below.

Stock Options: A stock option is a right to purchase shares of Common Stock at a certain price for a certain period of time upon exercise of the stock option. Stock options granted to an employee under the 2016 Equity Plan may consist of either an Incentive Stock Option, a non-qualified stock option that does not comply with those requirements, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a

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corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the applicable vesting and forfeiture provisions. A grant of stock options may provide for the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant or in the event of certain qualifying events occurring in connection with a change of control of the Company (as described below). No grant of options may provide for the automatic grant of reload stock options to a participant upon the exercise of a stock option.

Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (1) cash or check acceptable to the Company, or wire transfer of immediately available funds; (2) the actual or constructive transfer to the Company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; and (5) such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2016 Equity Plan may not provide for dividends or dividend equivalents.

SARs:  The 2016 Equity Plan provides for the grant of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Stock on the date of exercise.

Each grant of a SAR will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. A grant of SARs may provide for earlier exercise, including in the case of retirement, death or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below). No grant of SARs may provide for the automatic grant of reload SARs to a participant upon the exercise of a SAR. Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. A SAR may be paid in cash, shares of Common Stock or any combination thereof. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than ten years from the date of grant.

Restricted Shares: Restricted shares constitute an immediate transfer of the ownership of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Any grant of restricted shares may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted shares. Any grant of restricted shares may require that any or all dividends or distributions paid on restricted shares that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted shares, which may be subject to the same restrictions as the underlying restricted shares. However, dividends or other distributions on restricted shares with restrictions that lapse as a result of the achievement of management objectives will be deferred until, and paid contingent upon, the achievement of the applicable management objectives. Each grant of restricted shares will be evidenced by an Evidence of Award that specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

Any grant or sale of restricted shares may provide for the earlier termination of restrictions on such restricted shares, including in the event of retirement, death or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below), except in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change of control of the Company) where such early termination would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

RSUs: RSUs awarded under the 2016 Equity Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination thereof, to the participant in the future in consideration of the performance of services but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Stock on the date of grant. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock under the RSUs with restrictions that lapse as a result of the achievement of management objectives will be deferred until, and paid contingent upon, the achievement of the applicable management objectives. Each grant of an RSU award will be evidenced by an Evidence of Award that specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. Each grant of RSUs will specify that the amount payable with respect to such RSUs will be paid in cash, shares of Common Stock, or a combination of the two.

Any grant or sale of RSUs may provide for the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below), except in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change of control of the Company) where such early lapse or modification would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Cash Incentive Awards, Performance Shares and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the 2016 Equity Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit valued by reference to a designated amount of cash or property other than shares of Common Stock, as is determined by the Committee. Each grant will specify the number or amount

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of performance shares or performance units, or the amount payable with respect to cash incentive awards, being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change of control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.

These cash incentive awards, performance shares and performance units, when granted under the 2016 Equity Plan, become payable to participants upon the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled by the Company in cash, shares of Common Stock, restricted shares, RSUs or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Each grant of performance shares, performance units or cash incentive awards will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

The performance period with respect to a cash incentive award, performance share, or performance unit will be a period of time determined by the Committee. The performance period may be subject to earlier lapse or modification, including in the event of retirement, death or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below). However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change of control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.

Other Awards: The Committee may grant such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Stock delivered under an award in the nature of a purchase right granted under the 2016 Equity Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards or awards of other property as an element of or supplement to any Other Awards granted under the 2016 Equity Plan. The Committee may also grant shares of Common Stock as a bonus or may grant Other Awards (including of other property) in lieu of obligations of the

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Company or a subsidiary to pay cash or deliver other property under the 2016 Equity Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner than complies with Section 409A of the Code.

Any grant of an Other Award may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below). However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change of control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.

“Double-Trigger” Accelerated Vesting upon Change of Control

The 2016 Equity Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change of control of the Company. Under the 2016 Equity Plan, the vesting of awards may accelerate in connection with a change of control where either (1) within a specified period the participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the Evidence of Award or (2) the award is not continued, assumed or converted into a replacement award in a manner described in the applicable Evidence of Award.

The 2016 Equity Plan includes a definition of “change of control.” In general, except as may be otherwise prescribed by the Committee in any Evidence of Award, a change of control will be deemed to have occurred if: (1) a person or group becomes the beneficial owner of 35% or more of our then-outstanding shares of Common Stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (2) a majority of the Board of Directors are not incumbent directors, as further described in the 2016 Equity Plan; (3) the Company closes a reorganization, merger, consolidation, significant sale of assets or certain similar transactions resulting in a substantial change in its ownership or leadership, as further described in the 2016 Equity Plan, subject to certain exceptions; or (4) the Company’ stockholders approve its complete liquidation or dissolution.

Management Objectives; Qualified Performance-Based Awards

The 2016 Equity Plan permits the Company to grant both Qualified Performance-Based Awards and awards that are not intended to be Qualified Performance-Based Awards, and provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives.

Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2016 Equity Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted shares, RSUs, dividend equivalents or Other Awards. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. Under the 2016 Equity Plan, the management objectives applicable to any Qualified Performance-Based Award must be based on one or more, or a combination, of the metrics set forth below under Section 162(m) of the Code.

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Additionally, in the case of a Qualified Performance-Based Award, each such management objective must be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may, in its discretion, modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a participant’s death or disability or a change of control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Transferability of Awards

Except as otherwise provided by the Committee, no stock option, SAR, restricted share, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2016 Equity Plan may be transferred by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2016 Equity Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the 2016 Equity Plan will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions

The Committee will make or provide for such adjustments in the: (1) number of, and kind of, shares of Common Stock covered by outstanding stock options, SARs, restricted shares, RSUs, performance shares and performance units granted under the 2016 Equity Plan; (2) if applicable, number of, and kind of, shares of Common Stock covered by Other Awards granted pursuant to the 2016 Equity Plan; (3) exercise price or base price provided in outstanding stock options and SARs; and (4) other award terms, as the Committee in its sole discretion in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (i) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change of control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2016 Equity Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event or change of control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

number and kind of shares available for issuance under the 2016 Equity Plan and the share limits of the 2016 Equity Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing

Except in connection with certain corporate transactions or changes in the capital structure of the Company, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, or (2) cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2016 Equity Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture

Any Evidence of Award may provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service engages in any detrimental activity (as will be determined by the Committee and provided in an Evidence of Award). In addition, any Evidence of Award may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Common Stock issued under, and/or any other benefit related to, an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Stock may be traded.

Grants to Non-U.S. Based Participants

In order to facilitate the making of any grant or combination of grants under the 2016 Equity Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2016 Equity Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements may include any provisions that are inconsistent with the terms of the 2016 Equity Plan as then in effect unless the 2016 Equity Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding

To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2016 Equity Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit.

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If a participant’s benefit is to be received in the form of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in participant’s income. In no event will the amount that is withheld with respect to an employee to satisfy applicable withholding taxes in connection with the benefit exceed the maximum statutory tax rates applicable with respect to such employee regarding the applicable jurisdiction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options.

No Right to Continued Employment

The 2016 Equity Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2016 Equity Plan

The effective date of the 2016 Equity Plan is October 18, 2016, the date upon which the 2016 Equity Plan was adopted by the Board of Directors (subject to obtaining stockholder approval).

Amendment and Termination of the 2016 Equity Plan

The Board of Directors generally may amend the 2016 Equity Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2016 Equity Plan, (2) would materially increase the number of shares which may be issued under the 2016 Equity Plan, (3) would materially modify the requirements for participation in the 2016 Equity Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2016 Equity Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively (except in the case of Qualified Performance-Based Award (other than in connection with the participant’s death or disability or a change of control of the Company) where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code). Except in the case of certain adjustments permitted under the 2016 Equity Plan, no such amendment may be taken that would impair or adversely impact the rights of any participant without his or her consent. If permitted by Section 409A of the Code and Section 162(m) of the Code and subject to certain other limitations set forth in the 2016 Equity Plan, including in the case of termination of employment or service due to death, disability or retirement, in the case of unforeseeable emergency or other circumstances, or in the event of a change of control of the Company, the Committee may accelerate the vesting of certain awards granted under the 2016 Equity Plan (except that with respect to Qualified Performance-Based Awards, no such action may be taken if it would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code).

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

The Board of Directors may, in its discretion, terminate the 2016 Equity Plan at any time. Termination of the 2016 Equity Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2016 Equity Plan more than ten years after the effective date of the 2016 Equity Plan, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the 2016 Equity Plan.

Section 162(m)

As discussed above, one reason for submitting this Proposal 1 to stockholders is to obtain stockholder approval of the material terms for “qualified performance-based compensation” under the 2016 Equity Plan for purposes of Section 162(m) of the Code. Such stockholder approval is expected to enable us to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

In particular, the 2016 Equity Plan includes a list of performance measures upon which the Compensation Committee must condition a grant or vesting of a Qualified Performance-Based Award pursuant to the 2016 Equity Plan, which measures are as follows (including relative or growth achievement regarding such metrics), which may be determined on an absolute, relative, aggregate, per share, cash or other basis:

Financial objectives, including:

•	cash flow measures;
•	cash available for distribution;
•	earnings;
•	net income, net operating income or other earnings or income measures (including earnings adjusted to exclude interest, taxes, depreciation, amortization and/or rent);
•	share price performance;
•	book value;
•	dividends;
•

return measures (including total economic return (including by taking into account changes in net asset value and dividends declared or paid), total stock return or total stockholder return (including by taking into account changes in share prices plus dividends declared or paid) or return on assets, capital, invested capital, equity or revenue);

•	valuation metrics (including price-to-book ratio);
•	revenue;
•	profit margin;
•	expense levels or ratios and reduction of expenses and costs;
•	cost control measures;
•	balance sheet metrics or objectives;
•	debt levels or reduction of debt ratios;
•	operating efficiency and productivity; and
•	funds from operations.

Corporate or strategic objectives, including:

•

completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions or improvements in capital structure;

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•	capital allocation and investment strategy;
•	maintenance or achievement of credit ratings;
•	execution of business extensions or expansion plans;
•	execution or implementation of transition or development plans or transactions;
•	branding or rebranding;
•	management effectiveness;
•	staffing development;
•	team building and management;
•	management of legal and regulatory matters;
•	regulatory and legal compliance;
•	satisfactory internal or external audits;
•	budget and expense management; and
•	management of co-investment relationships.

In addition to the performance measures, the 2016 Equity Plan also includes certain individual grant limits for certain equity or incentive awards that can be granted pursuant to the 2016 Equity Plan, as further described above under the Highlights of the 2016 Equity Plan.

Existing Equity Compensation Plan Information

The following table provides information as of December 31, 2015 concerning the shares of our common stock authorized for issuance under the current plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column of this table)
Equity compensation plans approved by security holders (1)	31,431	$-	1,850
Equity compensation plans not approved by security holders	-	-	-

Total	31,431	$-	1,850(2)

(1)	Represents unvested restricted stock units granted to our independent directors, including accrued dividend equivalent shares. Table excludes 5,000 shares of unvested restricted common stock granted to our independent directors, which were issued and outstanding on the date of grant.
(2)	At the 2016 Annual Meeting, stockholders of the Company approved an amendment to the Director Plan providing for the issuance of an additional 200,000 shares under the Director Plan.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2016 Equity Plan because the grant and actual pay-out of awards under the 2016 Equity Plan are subject to the discretion of the Board of Directors.

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2016 Equity Plan based on Federal income tax laws currently in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2016 Equity Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Shares: The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days following the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares and Performance Units: No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received.

Nonqualified Stock Options: In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options: No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

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PROPOSAL 1: APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

SARs: No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs: No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the limitation on certain executive compensation in excess of $1 million under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Stock under the 2016 Equity Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2016 Equity Plan by our stockholders.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending to our stockholders the approval of the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan. Such approval requires the affirmative vote of the holders of a majority of all shares of our common stock present or represented and entitled to vote at the Special Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously approved the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN.

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EXECUTIVE OFFICERS AND COMPENSATION

Our executive officers during 2015 (along with their 2015 titles) are listed below.

Name	2015 Title
Malon Wilkus	Chair and Chief Executive Officer
John R. Erickson	Executive Vice President and Chief Financial Officer
Samuel A. Flax	Executive Vice President and Secretary
Gary D. Kain	President and Chief Investment Officer
Peter J. Federico	Senior Vice President and Chief Risk Officer
Christopher J. Kuehl	Senior Vice President, Agency Portfolio Investments
Bernice E. Bell	Senior Vice President and Chief Accounting Officer (effective January 2016)

Executive Compensation

Throughout 2015, we were externally managed by our Manager pursuant to the terms of a management agreement, dated May 20, 2008, as amended. We paid a management fee to our Manager and did not pay any cash or equity compensation to any of our executive officers.

We did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards of any kind to them, during 2015. None of our executive officers received any options or stock directly from us, and we did not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans prior to December 31, 2015. In 2015, we had no employment agreements with any of our executive officers and were not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us.

Compensation Discussion and Analysis

Executive Summary

The focus of this discussion and analysis is our compensation philosophy and objectives for the executive officers listed above who remained with the Company as of September 30, 2016, which include the following individuals:

Gary D. Kain	Chief Executive Officer, President and Chief Investment Officer
Peter J. Federico	Executive Vice President and Chief Financial Officer
Christopher J. Kuehl	Senior Vice President, Agency Portfolio Investments
Bernice E. Bell	Senior Vice President and Chief Accounting Officer

The Internalization has served as a catalyst to align our executive compensation programs more closely with the interests of our stockholders.

Operations in 2015 and Prior to Our Internalization

Prior to July 1, 2016 we were externally managed by an affiliate of ACAS. Pursuant to our management agreement, we paid a monthly management fee in an amount equal to one-twelfth of 1.25% of our month-end

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EXECUTIVE OFFICERS AND COMPENSATION

stockholders equity, subject to certain adjustments. In exchange for this fee, our Manager provided us with our executive officers and mortgage investment team and administered our business activities and day-to-day operations. Our Manager paid our executive officers and others providing services to us from the fees collected pursuant to the management agreement and other sources. We did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards of any kind to them, during 2015 or prior periods. None of our executive officers received any options or stock directly from us, and we did not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans prior to December 31, 2015. Our Manager made all decisions regarding the compensation of our executive officers, and the allocation of the management fee to compensation for our officers and other employee benefits was solely in the discretion of our Manager.

During this period, all of our executive officers were employees of ACAS or one of its affiliates and did not provide their services exclusively to us. Each of our executive officers received compensation reflecting their aggregated services to us, ACAS and its other affiliates. AMM, as the corporate parent of our Manager, had employment agreements with Messrs. Kain, Federico and Kuehl and an employment offer letter with Ms. Bell. The terms of these employment agreements provided for base salary, incentive cash bonus and long-term incentive compensation based on the policies and objectives of our manager. We did not play a direct role in establishing or setting the level of compensation or the measures on which annual cash bonuses or long-term incentives would be based.

Following our Internalization

As a result of the Internalization and our ownership of AMM, we now employ and pay compensation directly to our executive officers, and we inherited the then-existing employment arrangements with Messrs. Kain, Federico and Kuehl and Ms. Bell. At the closing of the Internalization, these employment arrangements were amended to address certain technical matters related to the Internalization. Specifically, the amendments clarified lines of reporting and the role of the Board of Directors and Compensation Committee in employment-related decisions and provided for cash settlement of long-term equity incentives in the event that a long-term equity incentive plan was not approved by our stockholders.

In November 2016, we entered into new employment agreements with each of Messrs. Kain, Federico and Kuehl, which represent departures from the program employed by our former external manager in some important respects, including the method by which incentive compensation would be determined and the frequency of payment of incentive compensation. As revised, these updated employment agreements reflect key elements of our executive compensation program and more closely reflect our pay-for-performance philosophy on compensation. Thus, over time a majority of compensation for Messrs. Kain, Federico and Kuehl will be comprised of short-term and long-term incentives, and these incentives will be based on performance goals established by our Compensation Committee.

We completed the Internalization in part to reduce our overall cost of operations while ensuring the ongoing continuity of our business. Retention of our executive officers during this period of transition is an essential part of that effort. Thus, the present and proposed compensation program for executive officers reflects a desire to keep and maintain our senior management team intact during this period. This objective has also resulted in our taking steps to adjust compensation practices implemented by our former external manager over time to better align with our other compensation goals without creating disruption of the workforce. We have thus made a retention bonus award to Ms. Bell that is designed to retain her employment through March 1, 2018. Messrs.

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EXECUTIVE OFFICERS AND COMPENSATION

Kain, Federico and Kuehl do not have separate retention bonus awards, but their present employment agreements provide them assurance that their bonuses for the six month period ending December 31, 2016, and the full year ending December 31, 2017, will be at or above a minimum threshold, which in each case is equal to or lower than his respective target bonus for the period. These assurances were deemed necessary to induce Messrs. Kain, Federico and Kuehl to enter into amended agreements, which, over time, increase the proportion of compensation that is performance-based and “at risk” compared to the compensation arrangements provided under the prior agreements.

Compensation Program Highlights Following Our Internalization

What We Do:

✓	Retain a high performing team- The labor market for the Company’s senior employees is highly competitive. Moreover, the Company undertook the Internalization to reduce its overall cost of operations while maintaining continuity of the Company’s investment team and workforce. The Company has structured its compensation arrangements with its executive officers to promote their retention and longevity with the Company, particularly during this period following the Internalization.
✓	Pay for performance- For its most senior executives, the Company generally ties a majority of compensation to the performance of the Company and the individual, subject to its commitment to pay a certain percentage of the short-term incentive compensation to Messrs. Kain, Federico and Kuehl for 2016 and 2017.
✓	Align executive and stockholder interests - The Company intends that a significant portion of the executive officers’ compensation be in the form of equity and equity based awards. We have proposed the 2016 Equity Plan in order to be able to do so. However, unless the 2016 Equity Plan is adopted, we will be unable to meet this objective.
✓	Clawbacks- As required by and consistent with applicable law, we would recoup certain compensation payments in the event of a subsequent accounting restatement.
✓	Independent compensation consultant- Our Compensation Committee has engaged FW Cook as an independent consultant to advise on executive compensation.
✓	Perform a comparative analysis- We review total compensation and the allocation among various compensation components for the executive officers of relevant comparator companies as a tool in evaluating our own compensation practices.

What We Don’t Do:

×	No tax gross-ups- We don’t gross-up payments of benefits awarded to our executive officers to compensate for the effects of taxes.

×	No special perquisites- Executive officers do not receive any perquisites or benefits that are not available to all employees.

×	No supplemental retirement benefits- We do not provide special retirement programs or benefits for executive officers. We provide a typical 401(k) plan that is available to all employees on the same basis.

×	No short selling or hedging- Our policies strictly prohibit our executive officers from hedging, short-selling, pledging or margining any share of our shares.

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EXECUTIVE OFFICERS AND COMPENSATION

×	No option grants below fair market value- We do not grant options to our executive officers that have exercise prices below the fair market value on the date of the grant.

×	No repricing of stock options- We do not reprice stock options for our executive officers or employees without stockholder approval.

Governance and Oversight of Our Executive Compensation Program

Compensation and Corporate Governance Committee

Our Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing and overseeing our philosophy regarding executive compensation and for ensuring that the total compensation paid to our executive officers is fair, competitive and motivates high performance. The terms of employment agreements with our executive officers and actions on compensation under the employment agreements are under the primary direction of the Compensation Committee. Following the Internalization, the Compensation Committee reviewed and negotiated the terms of the new employment agreements that the Company entered into with each of Messrs. Kain, Federico and Kuehl.

Under our executive compensation philosophy, we provide compensation in the forms and at levels that we believe will permit us to retain and motivate our existing executives and will enable us to attract new executives with the skills and attributes that we need. The compensation program reflected in the employment agreements is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit our company and our stockholders and to create an alignment of interests between our executives and our stockholders.

Independent Compensation Consultant Used by the Compensation and Corporate Governance Committee

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In connection with the Internalization, the committee engaged FW Cook to advise the Compensation Committee on alternatives for the post-Internalization executive compensation design and to assist the Compensation Committee in developing a compensation program consistent with corporate governance best practices, including advising on the development of the proposed 2016 Equity Plan. The Compensation Committee determined that that no conflict of interest existed with FW Cook that would preclude them from advising it. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. FW Cook assisted the Compensation Committee in its analysis and evaluation of our overall executive compensation programs, practices and communications, including the compensation paid to our executive officers, and provided the Compensation Committee with certain market data and analysis that compares executive compensation paid by the Company with that paid by other companies, funds and investment managers that we consider generally comparable to us. FW Cook also provided commentary regarding market conditions, market impressions and compensation trends.

CEO and Management Have Limited Roles in Compensation Determinations

Our management provides material support to the Compensation Committee, but all compensation decisions related to our executive officers remain at the discretion of the Compensation Committee, which will make recommendations to the full Board of Directors for approval. The Compensation Committee is principally responsible for compensation decisions regarding our CEO, subject to approval by our Board of Directors, excluding Mr. Kain. At present, all of the Company’s independent directors are members of the Compensation Committee. However, the Compensation Committee expects to seek and consider the advice and counsel of the

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EXECUTIVE OFFICERS AND COMPENSATION

CEO when evaluating compensation of the other executive officers given his direct day-to-day working and supervisory relationship with those executives. Taking this feedback into consideration, the Compensation Committee will engage in discussions and make final recommendations to the Board of Directors related to compensation paid to the executive officers, consistent with the requirements of their employment agreement where applicable.

Use of Peer Group Data

The Compensation Committee has not adopted a policy to benchmark compensation levels against comparative companies. In connection with establishing the executive compensation design following the Internalization, the Compensation Committee (with the assistance of FW Cook) reviewed compensation levels and practices at a group of internally managed publicly traded real estate investment trusts as well as other publicly-traded asset management companies deemed reasonably comparable to the Company. The Compensation Committee used this information solely to better understand general market practices, alternative approaches to incentive compensation designs and executive compensation trends.

Elements of Our Compensation Program Following the Internalization

Base Salary

Base salary provides a fixed, baseline level of cash compensation. Prospectively we will establish base salaries after considering a variety of factors, including current economic conditions and the competitive market for executive officers, historic pay history, the scope of each executive officer’s responsibilities, individual performance, future potential and our performance and, if requested by the Compensation Committee, recommendations from the committee’s compensation consultant. Base salaries for Messrs. Kain, Federico and Kuehl are set forth in their employment agreements. For the remainder of calendar year 2016, Mr. Kain’s annual base salary will be $4,400,000 (which was approximately his annual base salary prior to the Internalization); provided that in 2017 his annual base salary will be decreased to $3,400,000 and in 2018 it will be further decreased to $1,800,000. Messrs. Federico and Kuehl each have an annual base salary of $900,000. Pursuant to her employment arrangement, Ms. Bell is entitled to an annual base salary of $400,000.

Short-Term Cash Incentive Payment

Short-term cash incentive payments are another component of each executive officer’s annual cash compensation. Each executive officer’s target for short term incentive compensation is determined based on an evaluation of the same factors used in setting their base salary, although the weighting given to each factor may vary. This aspect of the executive officer’s compensation creates a direct and prompt connection between business success and financial reward. Starting in 2017, the Board of Directors will establish an annual scorecard to measure the Company’s overall performance against goals. The scorecard will generally include relevant financial metrics with respect to economic performance and returns on both an absolute basis and a relative basis when compared to peer companies. The scorecard will also include goals related to operational and strategic objectives. The Board of Directors will re-evaluate the scorecard annually and will consult with the CEO to ensure the measures in the scorecard support the Company’s short-term business objectives.

The Compensation Committee will use this scorecard to assist in its evaluation and awarding of short-term incentive compensation. In addition, the Compensation Committee may supplement these measures and goals with additional objective or subjective measures and goals for a particular employee or the department in which he or she works. The Committee will determine the weighting of objectives for purposes of the awards.

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EXECUTIVE OFFICERS AND COMPENSATION

Short-term incentive compensation is expected to be paid on an annual basis and will be awarded at the discretion of the Compensation Committee. Pursuant to their employment agreements, Mr. Kain has a target bonus equal to $3,070,000 for the last six months of 2016, $6,140,000 for 2017 and 400% of his base salary for 2018 and thereafter; Mr. Federico has a target bonus equal to 200% of his base salary; and Mr. Kuehl has a target bonus equal to 178% of his base salary. The Company has agreed to provide Messrs. Kain, Federico and Kuehl a minimum level of short-term incentive compensation with respect to the periods ended on December 31, 2016 and December 31, 2017, in an effort to promote their retention at the Company and to induce them to amend their employment agreements, which, over time, increase the proportion of compensation that is performance-based and “at risk” compared to the compensation arrangements provided under the agreements in effect at the time of the Internalization. Pursuant to her employment arrangement, Ms. Bell will continue to be eligible to receive a target annual cash bonus of 50% of her annual base salary.

Equity Incentive Compensation

The Compensation Committee believes that equity incentive compensation is an important component of our executive officer compensation package and is critical in attracting, motivating and retaining outstanding executives. Equity incentive compensation more closely aligns our executive officers’ interests with those of our stockholders.

We have proposed the 2016 Equity Plan in order to allow us to provide our executive officers and other employees with equity incentive compensation. Per their employment agreements, starting in 2017, Messrs. Kain, Federico, and Kuehl may be eligible to receive long-term incentive awards with an aggregate target fair value on the date of grant of $5,400,000, $1,800,000 and $1,400,000 respectively. 50% of target annual grant value for Messrs. Kain, Federico, and Kuehl will vest subject to performance metrics and 50% will vest annually over a period of three years, subject to Compensation Committee approval. Equity incentives subject to vesting over a period of time further promotes long term retention of our executive officers and other key employees. If the 2016 Equity Plan is not approved by stockholders, the Company will have to explore other methods to compensate and incentivize its employees, which may include settling long term incentive obligations to executive officers with cash payments.

Other Features of Our Compensation Program

Savings and Health and Welfare Benefits

Our executive officers participate in a broad-based 401(k) retirement savings plan generally applicable to all our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide for pension plans, supplemental retirement plans or deferred compensation plans for our executive officers.

In addition, all of our executive officers also participate in medical, dental, vision, disability, life and long-term care insurance and qualified transportation benefits that are provided generally to our employees.

Perquisites and Other Personal Benefits

We do not believe our executive officers should receive special perquisites and benefits that are not available on a non-discriminatory basis to all employees. We do not currently provide our executive officers with any perquisites or other personal benefits.

Compensation Recovery (Clawback)

As required by the Sarbanes-Oxley Act of 2002, upon restatement of our company’s financial statements, our CEO and CFO would be required to reimburse us for any (i) bonuses, (ii) other incentive or equity-based

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EXECUTIVE OFFICERS AND COMPENSATION

compensation, and/or (iii) profits from stock sales, received in the 12 month period following the filing of financial statements that were later required to be restated due to the misconduct. We will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act once final rules have been adopted. These clawback policies will apply to compensation paid to our executive officers following the Internalization.

Severance Protection under the Employment Agreements

The employment agreements with Messrs. Kain, Federico and Kuehl include certain severance payments and benefits in the event that their employment is terminated without “cause” or for “good reason” (as well as in the event of their death or “disability”) as each term is defined in each respective employment agreement. No severance is provided for a voluntary termination (not for good reason) or involuntary termination for cause. The employment agreements also provide certain post-employment covenants, including customary non-solicitation and non-competition covenants and customary non-disparagement and confidentiality restrictions.

Pursuant to the terms of her employment arrangement, Ms. Bell will receive certain severance payments in the event of her termination without cause, as such term is defined in the employment letter. In connection with the Internalization, Ms. Bell received a retention bonus award which will vest in equal amounts on March 1, 2017 and March 1, 2018. If Ms. Bell’s employment is terminated by AMM without cause (as such term is defined in the retention bonus grant letter) prior to either vesting date, she would be entitled to receive the full retention bonus that had not been previously paid.

The Compensation Committee believes that these severance and retention provisions serve the interests of stockholders by encouraging stability among our management team as we transition to an internally managed business model.

Section 162(m) Considerations

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million in any taxable year to an executive officer who is named in the Summary Compensation Table. Exceptions are made for qualified performance-based compensation, among other things. In structuring our compensation programs, the Compensation Committee considers this Section 162(m) exception; however, the Compensation Committee does not believe that it is necessarily in our best interests and the best interests of our stockholders for all compensation to meet the requirements of Section 162(m) for deductibility. As a result, the Compensation Committee has determined that it is appropriate at times to make compensation awards that are non-deductible under Section 162(m). Further, because of ambiguities and uncertainties under Section 162(m), we cannot give any assurance that compensation that we intend to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Report of the Compensation and Corporate Governance Committee

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, our Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate

Governance Committee:

Morris A. Davis, Chair

Prue B. Larocca

Larry K. Harvey

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BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Our Board of Directors is currently comprised of three independent directors and one affiliated director, Gary Kain. The following table sets forth the current members of our Board of Directors and their committee membership, if any:

Name	Director Since	Executive	Audit(1)	Compensation and Corporate Governance(2)
Gary Kain	2016	✓
Morris A. Davis*	2008		✓	Chair
Larry K. Harvey*	2008	✓	Chair	✓
Prue B. Larocca*	2013	Chair	✓	✓

*	Director is “independent,” as defined in Rule 5605(a)(2) of The NASDAQ Global Select Market’s marketplace rules (the “NASDAQ rules”).

(1)	Each member of the Audit Committee is “independent,” as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

(2)	Each member of the Compensation Committee is “independent,” as defined in Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ rules as a non-employee director as defined in Rule 16b-3(b)(3) under the Exchange Act as an “outside director” within the meaning of Section 162(m)(4)(c)(i) within the meaning of the Code.

Director Compensation

We compensate our independent directors with cash retainers and equity-based awards. The Compensation Committee periodically reviews the form and amount of compensation paid to our independent directors against peer companies and general industry data and makes recommendations for adjustments, as appropriate, to the full Board of Directors. Effective July 1, 2015, the Board of Directors increased the retainer for independent directors to an annual rate of $100,000 payable quarterly in advance following a review of our director compensation relative to our compensation philosophy and objectives and competitive market practices. In addition, the Chair of our Audit Committee receives a retainer at an annual rate of $25,000; the Chair of our Compensation and Corporate Governance Committee receives an annual retainer of $10,000; and our lead independent director receives an annual retainer of $10,000, each payable quarterly in advance. From January through June 2015, each independent director was paid a retainer for service on the Board of Directors at an annual rate of $60,000 payable quarterly in advance. In addition, the Chair of our Audit Committee was paid a retainer at an annual rate of $15,000; the Chair of our Compensation and Corporate Governance Committee was paid an annual retainer of $10,000; and our lead independent director was paid an annual retainer of $10,000, each payable quarterly in advance.

During 2015, directors were reimbursed for travel expenses incurred in connection with Board of Directors and committee meetings and Board-related functions. Directors who are employees of AGNC Investment Corp. or any of its affiliates, including AMM, do not receive any compensation from us for service as a member of the Board of Directors.

The Board of Directors believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of our stockholders. The Board of Directors has determined that directors receive an annual equity award valued at

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BOARD AND GOVERNANCE MATTERS

approximately $125,000, in the form of RSUs awarded on the date of our annual stockholder meeting. Accordingly on April 21, 2015, each of our independent directors received 5,776 RSUs, which vested on May 21, 2016, subject to their continued service on our Board of Directors, under the Director Plan described below. In addition, on April 19, 2016, each of our independent directors received 6,603 RSUs, which vest on May 19, 2017, subject to the same conditions regarding continued service. Each RSU represents the right to receive an equivalent number of shares of common stock, plus dividend equivalents, subject to the terms of the Director Plan.

The following table sets forth the compensation received by each independent director during 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert M. Couch(1)	90,000	125,000	—	—	—	—	215,000
Morris A. Davis	80,000	125,000	—	—	—	—	205,000
Randy E. Dobbs(1)	90,000	125,000	—	—	—	—	215,000
Larry K. Harvey	100,000	125,000	—	—	—	—	225,000
Prue B. Larocca	80,000	125,000	—	—	—	—	205,000

(1)	Mssrs. Couch and Dobbs each resigned from the Board of Directors of AGNC effective May 22, 2016.

(2)	For amounts under the column “Stock Awards,” we disclose the fair value associated with the RSU award granted to each director in 2015, measured in dollars and calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by Securities and Exchange Commission (“SEC”) regulations. Each award represents the right to receive 5,776 shares of common stock (calculated by dividing the value of the award by the closing price of a share of common stock on the grant date, which was $21.64 on April 21, 2015), plus any dividend equivalents on the RSUs, subject to the terms and conditions of the Director Plan. As of December 31, 2015, each independent director had unvested RSU equivalents of 6,286 shares of common stock, including dividend equivalents on the RSUs.

Equity Incentive Plan

In connection with our initial public offering (“IPO”), we established the Director Plan, which provides for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our independent directors. An amendment to and restatement of the Director Plan to provide for the issuance of additional shares of common stock under the plan was approved by stockholders at our annual meeting held on April 19, 2016. The 2016 Equity Plan for which we are seeking your approval at this meeting would provide equity incentive compensation to our independent directors in addition to our executive officers and employees. The 2016 Equity Plan includes additional limits on grants to our independent directors not included in the existing Director Plan. If the 2016 Equity Plan is approved by a majority of stockholders, the existing Director Plan would be terminated and no further grants would be made pursuant to the plan, but existing awards would remain outstanding.

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BOARD AND GOVERNANCE MATTERS

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, independent directors are encouraged to own shares of our common stock equal in value to three times the annual cash Board retainer (which is $100,000) within the later of five years of joining the Board of Directors or April 22, 2019. The minimum number of shares to be held by the independent directors will be calculated on the first trading day of each calendar year based on the closing price of our common stock on that date. In calculating the number of shares held by each independent director for purposes of these guidelines, 50% of the shares of common stock underlying any unvested stock-based awards and 100% of the shares of common stock underlying any vested stock-based awards shall be included. In the event the cash retainer increases or the stock price decreases, causing an independent director to be out of compliance after having been in compliance, the director will have three years to return to compliance. The Compensation Committee may waive or modify these requirements in certain situations.

In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our common stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the SEC rules promulgated under the Exchange Act). The Compensation Committee may waive or modify these requirements in certain situations.

Compensation and Corporate Governance Committee Interlocks and Insider Participation

No member of the Compensation and Corporate Governance Committee during fiscal year 2015 served as an officer, former officer or employee of ours. Further, during 2015, none of our executive officers served as:

•	a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

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OWNERSHIP OF COMPANY EQUITY SECURITIES

Security Ownership of Management and Certain Beneficial Owners

Common Stock

On October 24, 2016, there were 331,046,077 shares of our common stock outstanding. The following table sets forth, as of October 24, 2016 (unless otherwise indicated), the beneficial ownership of each of our directors, each of our executive officers and directors as a group and each person known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power.

	Common Stock		8.000% Series A Cumulative Redeemable Preferred Stock		7.750% Series B Cumulative Redeemable Preferred Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Class	Number of Shares Beneficially Owned	Percentage of Class	Number of Shares Beneficially Owned	Percentage of Class
Beneficial Owners of more than 5%:
BlackRock, Inc.(2)
55 East 52nd Street New York, NY 10055	27,143,910	8.20%	–	–	–	–
The Vanguard Group(3)
100 Vanguard Blvd. Malvern, PA 19355	23,016,143	6.95%	–	–	–	–
International Value Advisers, LLC(4)
717 Fifth Avenue, 10th Floor New York, NY 10022			473,148	6.86%
Directors and Executive Officers:			–	–	–	–
Gary D. Kain	1,021,897	*	–	–	–	–
Peter J. Federico	275,142	*	–	–	–	–
Christopher J. Kuehl	262,827	*	–	–	–	–
Bernice E. Bell	16,926	*	–	–	–	–
Malon Wilkus	25,000	*	3,450	*	1,250	*
Samuel A. Flax	4,950	*	–	–	–	–
John R. Erickson	2,000	*	–	–	–	–
Morris A. Davis	1,000	*	–	–	–	–
Larry K. Harvey	17,500	*	–	–	–	–
Prue B. Larocca	3,383	*	–	–	–	–
Directors and Executive Officers as a group (12 persons)	1,630,625	*	4,450	*	1,250	*

*	Less than one percent.

(1)	The address of each of the directors and executive officers listed above other than Messrs. Wilkus, Flax and Erickson is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. The address for Messrs. Wilkus, Flax and Erickson is c/o American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814.

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OWNERSHIP OF COMPANY EQUITY SECURITIES

(2)	This information is based on a Schedule 13G/A filed with the SEC on February 10, 2016 by BlackRock, Inc., as a parent holding company or control person of certain named funds (“BlackRock”). BlackRock is the beneficial owner of 27,143,910 shares of common stock and has the sole power to dispose or direct the disposition of 27,143,910 of such shares and sole power to vote or direct the vote of 24,696,401 of such shares.

(3)	This information is based on a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group, Inc. (“Vanguard”), as an investment adviser. Vanguard is the beneficial owner of 23,016,143 shares of common stock and has the sole power to dispose or direct the disposition of 22,654,567 of such shares, shared power to dispose or direct the disposition of 361,576 of such shares, sole power to vote or direct the vote of 341,570 of such shares and shared power to vote or direct the vote of 30,600 of such shares.

(4)	This information is based on a Schedule 13G/A filed with the SEC on February 12, 2016 by International Value Advisers, LLC. (“International Value”), as an investment adviser. International Value is the beneficial owner of 473,148 shares of 8.000% Series A Cumulative Redeemable Preferred and has the sole power to dispose or direct the disposition of 473,148 of such shares and sole power to vote or direct the vote of 443,648 of such shares.

Preferred Stock

On October 24, 2016, there were 6,900,000 shares of our 8.000% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) and 7,000,000 depositary shares (“Series B Depositary Shares”) underlying our 7.750% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) outstanding. Each depositary share represents a 1/1,000th interest in a share of our Series B Preferred Stock. Under certain circumstances upon a change of control, our Series A Preferred Stock and Series B Preferred Stock is convertible to shares of our common stock. Holders of our Series A Preferred Stock and Series B Depositary Shares have no voting rights, except under limited conditions. Except as set forth above, as of October 24, 2016, none of our current directors or executive officers beneficially owned any shares of our Series A Preferred Stock or Series B Depository Shares.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Special Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

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OTHER MATTERS

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board of Directors is of the view that management is primarily responsible for all communications on behalf of the Company with stockholders and the public at large. In addition to certain members of senior management, we employ a Vice President, Investor Relations whose primary responsibilities and those of certain members of her staff include investor and stockholder relations.

HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Stockholders who wish to communicate with our Board of Directors or with a particular director may send a letter to our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).

Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board of Directors or committees thereof or that he otherwise determines require their attention.

Directors may at any time review a log of all correspondence received by AGNC that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board of Directors with respect to such matters.

A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics, which is published in the Investor Relations section of our web site at www.AGNC.com.

HOW CAN A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2017 ANNUAL MEETING?

Stockholder proposals or nominees for election to the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in the following question, and not the procedures set forth in the preceding paragraph.

HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS?

Proposals received from common stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation Committee and our Board of Directors. If a common stockholder intends to present a proposal at the 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement and proxy card for that meeting, the stockholder proposal must be received by our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, on or before November 11, 2016.

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Nothing in the

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OTHER MATTERS

response to this question shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a proposal by a common stockholder submitted outside of Rule 14a-8, including any nominations for election to the Board of Directors made by common stockholders, to be considered at the 2017 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our current Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of the annual meeting.

Such proposals should be submitted by certified mail, return receipt requested.

HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2015 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

A copy of our 2015 Annual Report on Form 10-K containing audited financial statements was delivered or made available with the proxy statement for the 2015 Annual Meeting. Additional copies of our 2015 Annual Report on Form 10-K (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: AGNC Investment Corp., Investor Relations, 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, or by calling (301) 968- 9300. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investor Relations section of our web site at www.AGNC.com.

DO YOU INTEND TO ENGAGE A PROXY SOLICITOR?

This proxy statement is being provided to our common stockholders in connection with the solicitation of proxies by the Board of Directors to be voted at the Special Meeting and at any adjournments or postponements thereof. We will bear all costs and expenses in connection with the solicitation of proxies for the Special Meeting. We have retained Georgeson LLC to aid in solicitation of proxies for the Special Meeting and to verify certain records related to the solicitation. We will pay Georgeson LLC a fee of approximately $13,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses.

We are making this solicitation by mail, but our directors, officers and employees also may solicit proxies from common stockholders by telephone, facsimile, Internet or in person. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for their solicitation services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

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APPENDIX 1: AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

APPENDIX 1

AGNC INVESTMENT CORP.

2016 EQUITY AND INCENTIVE COMPENSATION PLAN

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AGNC INVESTMENT CORP.

2016 EQUITY AND INCENTIVE COMPENSATION PLAN

1.        Purpose. The purpose of this Plan is to attract and retain non-employee Directors and officers and other employees of the Company and the Subsidiaries and to provide to such persons incentives and rewards for service or performance.

2.        Definitions. As used in this Plan:

(a)        “Affiliate” means any Person that directly or indirectly Controls, is Controlled by or is under common Control with the Company.

(b)        “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(c)        “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(f)        “Change of Control” has the meaning set forth in Section 12 of this Plan.

(g)        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)        “Committee” means the Compensation and Corporate Governance Committee of the Board (or its successor(s)) or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.

(i)        “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j)        “Company” means AGNC Investment Corp., a Delaware corporation, and its successors.

(k)        “Control”, “Controlled by” and “under common Control with” means, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

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(l)        “Date of Grant” means the date specified by the Committee on which a grant of an Option Right, an Appreciation Right, Performance Shares, Performance Units, a Cash Incentive Award or other award contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Stock Units or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(m)        “Director” means a member of the Board.

(n)        “Effective Date” means October 18, 2016, the date on which this Plan was adopted by the Board, subject to obtaining the approval of the Stockholders.

(o)        “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q)        “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(r)        “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Stockholders or appointment was approved by a vote of at least a majority of the then-Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for Director without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(s)        “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives

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that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or the Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics), which may be determined on an absolute, aggregate, per share, cash or other basis: (i) cash flow measures; (ii) cash available for distribution; (iii) earnings; (iv) net income, net operating income or other earnings or income measures (including earnings adjusted to exclude interest, taxes, depreciation, amortization and/or rent); (v) share price performance; (vi) book value; (vii) dividends; (viii) return measures (including total economic return (including by taking into account changes in net asset value and dividends declared or paid), total stock return or total shareholder return (including by taking into account changes in share prices plus dividends declared or paid) or return on assets, capital, invested capital, equity or revenue); (ix) valuation metrics (including price-to-book ratio); (x) revenue; (xi) profit margin; (xii) expense levels or ratios and reduction of expenses and costs; (xiii) cost control measures; (xiv) balance sheet metrics or objectives; (xv) debt levels or reduction of debt ratios; (xvi) operating efficiency and productivity; (xvii) funds from operations; (xviii) completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions or improvements in capital structure; or (xix) strategic objectives consisting of capital allocation and investment strategy, maintenance or achievement of credit ratings, execution of business extensions or expansion plans, execution or implementation of transition or development plans or transactions, branding or rebranding, management effectiveness, staffing development, team building and management, management of legal and regulatory matters, regulatory and legal compliance, satisfactory internal or external audits, budget and expense management and management of co-investment relationships.

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts its business or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in

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connection with a Participant’s death or disability or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(t)        “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the NASDAQ Stock Market or, if the shares of Common Stock are not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(u)        “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v)        “Option Price” means the purchase price payable on exercise of an Option Right.

(w)        “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(x)        “Participant” means a person who is selected by the Committee to receive an award under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days after the Date of Grant, (ii) a Person who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an officer or other employee (provided that such Person satisfies the Form S-8 definition of an “employee”) or (iii) a non-employee Director.

(y)        “Performance Period” means, in respect of a Cash Incentive Award, Performance Shares or Performance Units, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Shares or Performance Units are to be achieved.

(z)        “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(aa)        “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit valued by reference to a designated amount of cash or property other than shares of Common Stock, as is determined by the Committee.

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(bb)        “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(cc)        “Plan” means this AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan, as amended from time to time.

(dd)        “Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or other awards contemplated under Section 9 of this Plan, or portion of such award, that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in this Plan to the contrary, Qualified Performance-Based Awards may be granted under this Plan only to officers or other key employees of the Company or any Subsidiary.

(ee)        “Restricted Shares” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ff)        “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the Restriction Period.

(gg)        “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(hh)        “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ii)        “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(jj)        “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, in either such case, owned or Controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any Person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or Controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

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(kk)        “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.         Shares Available Under this Plan.

(a)        Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) below, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 10,000,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

The aggregate number of shares of Common Stock available under Section 3(a)(i) above will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b)        Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration or cash settlement, again be available under Section 3(a)(i) above.

(ii)

Notwithstanding anything to the contrary contained in this Plan, (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) above; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation with respect to an Option Right or an Appreciation Right will not be added (or added back, as

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APPENDIX 1: AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) above; (C) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy (up to but not exceeding) the minimum tax withholding obligation with respect to Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units, awards contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) above; and (D) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with the settlement in shares of Common Stock of such Appreciation Right on the exercise thereof will not be added (or added back) to the aggregate number of shares of Common Stock available under Section 3(a)(i) above.

(iii)

Notwithstanding anything to the contrary contained in this Plan, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) above.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) above.

(c)        Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 10,000,000 shares of Common Stock.

(d)        Individual Participant Limits. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan:

(i)

In no event will any Participant in any calendar year be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 1,000,000 shares of Common Stock; provided, however, that with respect to a Participant’s first year of service

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with the Company, the amount set forth in this Section 3(d)(i) is multiplied by two.

(ii)

In no event will any Participant in any calendar year be granted Qualified Performance-Based Awards of Restricted Shares, Restricted Stock Units, Performance Shares and/or other awards under Section 9 of this Plan, in the aggregate, for more than 1,000,000 shares of Common Stock; provided, however, that with respect to a Participant’s first year of service with the Company, the amount set forth in this Section 3(d)(ii) is multiplied by two.

(iii)

In no event will any Participant in any calendar year receive Qualified Performance-Based Awards of Cash Incentive Awards, Performance Units and/or other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $15,000,000; provided, however, that with respect to a Participant’s first year of service with the Company, the amount set forth in this Section 3(d)(iii) is multiplied by two.

(iv)

In no event will any non-employee Director in any calendar year be granted awards under this Plan having an aggregate maximum value at the Date of Grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee Director for such calendar year, in excess of $750,000.

4.        Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations and will be subject to all of the requirements contained in the following provisions:

(a)        Each grant will specify the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)        Each grant will specify an Option Price per share of Common Stock, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)        Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to

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any conditions or limitations established by the Committee, by the Company’s withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment or (v) by such other methods as may be approved by the Committee.

(d)        To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e)        Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised. No grant may provide for the automatic grant of reload Option Rights to a Participant upon the exercise of an Option Right.

(f)        Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Right or installments thereof will become exercisable. A grant of an Option Right may provide for the earlier exercise of such Option Right, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such Option Right is not continued, assumed or converted into a replacement award in a manner described in the applicable Evidence of Award.

(g)        Any grant of an Option Right may specify Management Objectives that must be achieved as a condition to the exercise of such right.

(h)        Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)        No Option Right will be exercisable more than 10 years from the Date of Grant.

(j)        Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)        Each grant of an Option Right will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

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5.         Appreciation Rights.

(a)        The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of an Appreciation Right. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)        Each grant of an Appreciation Right may utilize any or all of the authorizations and will be subject to all of the requirements contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Right or any installment thereof will become exercisable. A grant of an Appreciation Right may provide for the earlier exercise of such Appreciation Right, including (A) in the event of the retirement, death or disability of a Participant or (B) in the event of a Change of Control where either (I) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (II) such Appreciation Right is not continued, assumed or converted into a replacement award in a manner described in the applicable Evidence of Award.

(v)	Any grant of an Appreciation Right may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Right.

(vi)	Each grant of an Appreciation Right will be evidenced by an Evidence of Award, which Evidence of Award will describe

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such Appreciation Right and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)        Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Right previously granted to the Participant remains unexercised. No grant may provide for the automatic grant of reload Appreciation Rights to a Participant upon the exercise of an Appreciation Right.

(d)        Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)	No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.        Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations and will be subject to all of the requirements contained in the following provisions:

(a)        Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)        Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) below.

(d)        Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture while held by any transferee).

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(e)        Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares.

(f)        Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such Restricted Shares are not continued, assumed or converted into replacement awards in a manner described in the applicable Evidence of Award; provided, however, that no award of Restricted Shares intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change of Control) to the extent such provisions would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(g)        Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until, and paid contingent upon, the achievement of the applicable Management Objectives.

(h)        Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares, or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7.        Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations and will be subject to all of the requirements contained in the following provisions:

(a)        Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

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(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)        Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such Restricted Stock Units are not continued, assumed or converted into replacement awards in a manner described in the applicable Evidence of Award; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change of Control) to the extent such provisions would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d)        During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until, and paid contingent upon, the achievement of the applicable Management Objectives.

(e)        Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f)        Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

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8.        Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations and will be subject to all of the requirements, contained in the following provisions:

(a)        Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)        The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to earlier lapse or other modification, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such Cash Incentive Awards, Performance Shares and Performance Units are not continued, assumed or converted into replacement awards in a manner described in the applicable Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)        Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)        Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Shares or Restricted Stock Units or in any combination thereof.

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(e)        Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Shares or Restricted Stock Units payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

(f)        The Committee may, on the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)        Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.         Other Awards.

(a)        Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or factors that may influence the value of such shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of, specified Subsidiaries or Affiliates or other business units of, the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b)        Cash awards, or awards of other property, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)        The Committee may grant shares of Common Stock as a bonus or may grant other awards (including of other property) in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property, under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

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(d)        Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including (i) in the event of the retirement, death or disability of the Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such awards are not continued, assumed or converted into replacement awards in a manner described in the applicable Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

10.       Administration of this Plan.

(a)        This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)        The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)        To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee or any Person to whom duties or powers have been delegated as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee, the subcommittee or such Person may have under this Plan. The Committee may, by resolution and to the extent permitted by law, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director or more than 10% “beneficial owner” (as such term is defined in Rule 13-d promulgated under the

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Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or to any Participant who is, or is determined by the Committee to likely become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision); (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.        Adjustments. The Committee shall make or provide for such adjustments (a) in the number of, and kind of, shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of, and kind of, shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, (b) in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively and (c) in any other terms of awards granted under this Plan, in any such case, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change of Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

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12.        Change of Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change of Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a)        any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 12(a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company or any Affiliate, (B) any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (C) any acquisition pursuant to a transaction that complies with each of Section 12(c)(i), (ii) and (iii) below;

(b)        a majority of the Directors are not Incumbent Directors;

(c)        consummation of a reorganization, merger, statutory share exchange or consolidation, share sale or similar transaction involving the Company or any of the Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or securities of another entity by the Company or any of the Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or, for a

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non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)        approval by the Stockholders of a complete liquidation or dissolution of the Company.

13.        Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, engages in any detrimental activity (as further described in the applicable Evidence of Award). Any such detrimental activity could include malfeasance in the performance of the Participant’s duties that is discovered by the Company or any Subsidiary after termination of employment or service or the Participant’s violation of his or her obligations under a restrictive covenant agreement with the Company or any Subsidiary. In addition, notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under, and/or any other benefit related to, an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

14.        Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

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15.       Transferability.

(a)        Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Shares, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)        The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of an Option Right or Appreciation Right, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16.        Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the amount that is withheld pursuant to this Section 16 with respect to an employee to satisfy applicable withholding taxes in connection with the benefit exceed the maximum

AGNC INVESTMENT CORP. – Proxy Statement    A1-21

APPENDIX 1: AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

statutory tax rates applicable with respect to such employee regarding the applicable jurisdiction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17.       Compliance with Section 409A of the Code.

(a)        To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)        Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of the Subsidiaries.

(c)        If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)        Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change of Control), a Change of Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change of Control for any purpose in respect of such award.

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APPENDIX 1: AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

(e)        Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as and to the extent that the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.       Amendments.

(a)        The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the shares of Common Stock are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)        Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change of Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)        If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service by reason of death, disability or retirement, or in the case of unforeseeable emergency or other circumstances or in the event of a Change of Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition

AGNC INVESTMENT CORP. – Proxy Statement    A1-23

APPENDIX 1: AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d)        Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will impair or adversely impact the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.        Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by, and construed in accordance with, the internal substantive laws of the State of Delaware.

20.        Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.        Miscellaneous Provisions.

(a)        The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

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APPENDIX 1: AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

(b)        This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)        Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)        No award under this Plan may be exercised by the holder thereof if such exercise and the receipt of cash or stock thereunder would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)        Absence on leave approved by a duly constituted officer of the Company or any of the Subsidiaries or otherwise permitted in accordance with applicable Company policies will not be considered interruption or termination of employment or service of any Participant for any purposes of this Plan or awards granted hereunder.

(f)        No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g)        The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)        Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)        If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

AGNC INVESTMENT CORP. – Proxy Statement    A1-25

APPENDIX 1: AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

(j)        Unless otherwise indicated to the contrary herein by the context or use thereof, for purposes of this Plan and any Evidence of Award, (i) any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, (ii) the meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms and (iii) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”.

22.       Stock-Based Awards in Substitution for Option Rights or Awards Granted by Another Company. Notwithstanding anything to the contrary contained in this Plan:

(a)        Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares of Common Stock subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)        In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)        Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Section 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Section 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan in the

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APPENDIX 1: AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

following circumstances: (i) if such award is cancelled or forfeited, expires or is settled for cash (in whole or in part), (ii) if such shares of Common Stock are withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option or to satisfy a tax withholding obligation with respect to any award or (iii) if such shares of Common Stock are not actually issued in connection with the settlement of an Appreciation Right on the exercise thereof.

AGNC INVESTMENT CORP. – Proxy Statement    A1-27

AGNC
INVESTMENT CORP
IMPORTANT SPECIAL MEETING INFORMATION 000004
ENDORSEMENT_LINE______________ SACKPACK_____________
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on December 9, 2016.
Vote by Internet
• Go to www.investorvote.com/agnc
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &
Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Special Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposal — The Board of Directors recommends a vote FOR Proposal 1.
For Against Abstain +
1. Approval of the AGNC Investment Corp. 2016 Equity and The proxies are authorized to vote in their discretion on any matter that
Incentive Compensation Plan. may properly come before said meeting or any postponement or adjournment thereof.
B Non-Voting Items
Change of Address — Please print new address below.
Comments — Please print your comments below.
C Authorized Signatures — This section must be completed for your vote to be counted — PLEASE SIGN HERE AND RETURN PROMPTLY.
Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
C 1234567890
J N T
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1UPX
2952061
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
+
02GHEB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
AGNC INVESTMENT CORP
Proxy — AGNC Investment Corp.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2016 SPECIAL MEETING OF STOCKHOLDERS OF AGNC INVESTMENT CORP. TO BE HELD ON DECEMBER 9, 2016.
The undersigned hereby appoints Kenneth Pollack and Peter Federico and each of them, as proxies, with full power of substitution, to vote all shares of common stock of the undersigned as shown below on this proxy at the Special Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Friday, December 9, 2016, at 9:00 a.m. Eastern Time, and any postponement or adjournment or thereof.
This proxy is revocable and your shares of common stock will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the proposal listed on the reverse side.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE